Exhibit 99.1

China Automotive Systems Reports Unaudited 2022 First Quarter

WUHAN, China, May 23, 2022 -- China Automotive Systems, Inc. (NASDAQ: CAAS) ("CAAS" or the "Company"), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•	Net sales increased by 4.7% to $136.4 million from $130.3 million in the first quarter of 2021
•	Gross profit was $14.7 million with a gross margin of 10.8%, compared with $19.7 million and a 15.1% gross margin in the first quarter last year
•	Loss from operations was $1.5 million compared with income from operations of $4.2 million in the first quarter of 2021
•	Net loss attributable to parent company's common shareholders was $0.06 million, or diluted loss per share of nil, compared to net income attributable to parent company's common shareholders of $3.2 million, or diluted income per share of $0.10 in the first quarter of 2021
•	Cash and cash equivalents, and pledged cash were $109.4 million as of March 31, 2022

Mr. Qizhou Wu, chief executive officer of CAAS, commented, "We continued to achieve sales growth in a difficult market as our products target diversified markets in China and abroad. In the first quarter of 2022, Chinese passenger vehicle sales increased by 9.0%, but commercial vehicle sales declined by 31.7%, according to statistics from the China Association of Automobile Manufacturers.”

“Our sales to the Chinese passenger vehicle market increased in the first quarter of 2022. Our sales to Chery Automobile increased by 127.2% as they purchased more steering units. Sales of our electric power steering (“EPS”) products rose by 66.0% while our Henglong KYB subsidiary’s EPS sales increased by 63.7%. EPS sales has now increased to 30.1% of our total sales, up from 19.0% in the same quarter last year. While sales to North American customers declined by 7.1%, our South American sales continued to grow in the first quarter of 2022.”

“The temporary COVID-19 lockdowns in China have created a challenging environment in the near term. However, our products are well positioned in their respective markets and our customer relationships are excellent,” Mr. Wu concluded.

Mr. Jie Li, chief financial officer of CAAS, commented, “We had cash and cash equivalents, and pledged cash of $109.4 million at March 31, 2022. We announced a share buyback of up to $5.0 million of its outstanding common shares in open market transactions.”

First Quarter of 2022

Net sales increased by 4.7% to $136.4 million in the first quarter of 2022, compared to $130.3 million in the first quarter of 2021. The net sales increase was mainly due to the recovery of the Chinese economy post-COVID-19 and higher demand for passenger vehicles in the first quarter of 2022. Net sales of traditional steering products and parts decreased by 9.7% to $95.4 million for the first quarter of 2022, compared to $105.6 million for the same period in 2021. Net sales of electric power steering (“EPS”) products rose 66.0% to $41.0 million from $24.7 million for the same period in 2021. EPS product sales were 30.1% of the total net sales for the first quarter of 2022, compared with 19.0% for the same period in 2021. Export net sales rose 7.7% to $43.4 million in the first quarter of 2022 compared with $40.3 million in the first quarter of 2021.

Gross profit declined to $14.7 million compared to $19.7 million in the first quarter of 2021. Gross margin in the first quarter of 2022 was 10.8% compared with 15.1% in the first quarter of 2021. The main causes in the decline in gross profit and margin decline are increased raw material and international transportation expenses, and a change in product mix.

Gain on other sales was $0.9 million, compared to $1.3 million in the first quarter of 2021.

Selling expenses were $4.3 million compared to $5.6 million in the first quarter of 2021. This decline in selling expenses was primarily due to lower transportation expenses. Selling expenses represented 3.2% of net sales in the first quarter of 2022 compared to 4.3% in the first quarter of 2021.

General and administrative expenses ("G&A expenses") were $4.8 million compared to $4.6 million in the first quarter of 2021. G&A expenses represented 3.5% of net sales in the first quarter of 2022 and in the first quarter of 2021.

Research and development expenses ("R&D expenses") increased 20.9% to $8.1 million compared to $6.7 million in the first quarter of 2021. R&D expenses represented 5.9% of net sales in the first quarter of 2022 compared to 5.1% in the first quarter of 2021.

Net other income was $3.5 million for the first quarter of 2022, compared to $1.7 million for the three months ended March 31, 2021. The increase of $1.8 million was mainly due to increased government subsidies which totaled $3.0 million received in the first three months of 2022.

Loss from operations was $1.5 million in the first quarter of 2022, compared to income from operations of $4.2 million in the first quarter of 2021. The 2022 first quarter loss was primarily due to a lower gross profits and higher operating expenses in 2022 compared with the same quarter last year.

Interest expense was $0.4 million in the first quarter of 2022, compared to $0.3 million in the first quarter of 2021.

Net financial income was $2.0 million in the first quarter of 2022 compared with a net financial loss of $0.2 million in the first quarter of 2021. The net financial income in the first quarter of 2022 was due to foreign exchange gains.

Income before income tax expenses and equity in earnings of affiliated companies was $3.6 million in the first quarter of 2022, compared to $5.3 million in the first quarter of 2021. The reduction in income before income tax expenses and equity in earnings of affiliated companies in the first quarter of 2022 was mainly due to a loss from operations offset by higher other income, net and financial income.

Equity in loss of affiliated companies was $2.5 million in the first quarter of 2022, compared with equity in loss of affiliated companies of $1.4 million in the first quarter of 2021.

Net loss attributable to parent company's common shareholders was $0.06 million in the first quarter of 2022, compared to a net income attributable to parent company's common shareholders of $3.2 million in the first quarter of 2021. Diluted loss per share was nil in the first quarter of 2022, compared to net income per share of $0.10 in the first quarter of 2021.

The weighted average number of diluted common shares outstanding was 30,851,776 in the first quarter of 2022 compared to 30,857,736 in the first quarter of 2021.

Balance Sheet

As of March 31, 2022, total cash and cash equivalents, and pledged cash were $109.4 million, total accounts receivable including notes receivable were $222.4 million, accounts payable including notes payable were $227.7 million and short-term bank was $48.2 million. Total parent company stockholders' equity was $322.3 million as of March 31, 2022, compared to $321.0 million as of December 31, 2021. Net cash used in operating activities was $4.3 million in the first quarter of 2022. The Company purchased $44.7 million of short-term investments in the first quarter of 2022.

Business Outlook

Management has reduced revenue guidance for the full year 2022 to $490 million from $510 million due to the economic impact of COVID-19 and foreign exchange volatility. This target is based on the Company's current views on operating and market conditions, which are subject to change.

Conference Call

Management will conduct a conference call on May 23, 2022 at 8:00 A.M. EDT/8:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management's presentation. To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the "China Automotive Systems" conference call with pin number 620256:

US Toll Free:	+1-888-506-0062
International:	+1-973-528-0011
China (toll free):	+ 86 400 120 3199

A replay of the call will be available on the Company’s website under the investor relations section.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through ten Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 6 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Fiat Chrysler Automobiles (FCA) and Ford Motor Company in North America. For more information, please visit: http://www.caasauto.com.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 30, 2022, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook for automobile sales, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control, could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations. A prolonged disruption or any further unforeseen delay in our operations of the manufacturing, delivery and assembly process within any of our production facilities could continue to result in delays in the shipment of products to our customers, increased costs and reduced revenue. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

jieli@chl.com.cn

Kevin Theiss

Awaken Advisors

+1-212-510-8922 (new)

+1-212-521-4050 (old)

Kevin@awakenlab.com

-Tables Follow –

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	March 31, 2022	December 31, 2021
		(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$79,402	$131,695
Pledged cash	30,047	27,804
Accounts and notes receivable, net - unrelated parties	211,035	195,729
Accounts and notes receivable, net - related parties	11,362	14,607
Inventories	114,483	116,493
Other current assets	59,252	15,052
Total current assets	505,581	501,380
Non-current assets:
Property, plant and equipment, net	123,436	127,721
Land use rights, net	10,705	10,732
Long-term investments	60,660	36,966
Other non-current assets	26,265	39,963
Total assets	$726,647	$716,762

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term loans	$48,185	$47,592
Accounts and notes payable-unrelated parties	215,892	214,590
Accounts and notes payable-related parties	11,784	13,464
Accrued expenses and other payables	58,340	50,332
Other current liabilities	25,819	25,838
Total current liabilities	360,020	351,816
Long-term liabilities:
Long-term tax payable	21,075	21,075
Other non-current liabilities	6,525	6,430
Total liabilities	$387,620	$379,321

Commitments and Contingencies

Mezzanine equity:
Redeemable non-controlling interests	561	553

Stockholders’ equity:
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued – 32,338,302 and 32,338,302 shares as of March 31, 2022 and December 31, 2021, respectively	$3	$3
Additional paid-in capital	63,731	63,731
Retained earnings-
Appropriated	11,481	11,481
Unappropriated	226,304	226,363
Accumulated other comprehensive income	26,065	24,717
Treasury stock – 1,486,526 and 1,486,526 shares as of March 31, 2022 and December 31, 2021, respectively	(5,261)	(5,261)
Total parent company stockholders' equity	322,323	321,034
Non-controlling interests	16,143	15,854
Total stockholders' equity	338,466	336,888
Total liabilities, mezzanine equity and stockholders' equity	$726,647	$716,762

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Net product sales ($11,004 and $16,575 sold to related parties for the three months ended March 31, 2022 and 2021)	$136,396	$130,341
Cost of products sold ($7,540 and $8,214 purchased from related parties for the three months ended March 31, 2022 and 2021)	121,662	110,593
Gross profit	14,734	19,748
Gain on other sales	931	1,316
Less: Operating expenses
Selling expenses	4,312	5,609
General and administrative expenses	4,754	4,615
Research and development expenses	8,137	6,680
Total operating expenses	17,203	16,904
(Loss)/income from operations	(1,538)	4,160
Other income, net	3,519	1,723
Interest expense	(402)	(343)
Financial income/(expense), net	2,015	(239)
Income before income tax expenses and equity in earnings of affiliated companies	3,594	5,301
Less: Income taxes	958	641
Add: Equity in loss of affiliated companies	(2,487)	(1,429)
Net (loss)/income	149	3,231
Less: Net income attributable to non-controlling interests	200	18
Accretion to redemption value of redeemable non-controlling interests	(8)	(7)
Net (loss)/income attributable to parent company’s common shareholders	$(59)	$3,206
Comprehensive income:
Net (loss)/income	$149	$3,231
Other comprehensive income:
Foreign currency translation income/(loss), net of tax	1,437	(2,271)
Comprehensive (loss)/income	1,586	960
Comprehensive income/(loss) attributable to non-controlling interests	289	(118)
Accretion to redemption value of redeemable non-controlling interests	(8)	(7)
Comprehensive (loss)/ income attributable to parent company	$1,289	$1,071

Net (loss)/income attributable to parent company’s common shareholders per share -
Basic	$(0.00)	$0.10
Diluted	$(0.00)	$0.10

Weighted average number of common shares outstanding -
Basic	30,851,776	30,851,776
Diluted	30,851,776	30,857,736

Share-based compensation included in operating expense above is as follows:
General and administrative expenses	-	88

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income/(loss)	$149	$3,231
Adjustments to reconcile net income from operations to net cash (used in)/provided by operating activities:
Share-based compensation	-	88
Depreciation and amortization	6,207	6,544
Provision/(reversal) of credit losses	100	(177)
Deferred income taxes	286	(254)
Equity in loss of affiliated companies	2,487	1,429
Loss on fixed assets disposals	37	9
(Increase)/decrease in:
Accounts and notes receivable	(11,184)	(3,972)
Inventories	2,532	(1,934)
Other current assets	(1,281)	(1,371)
Increase/(decrease) in:
Accounts and notes payable	(1,407)	1,595
Accrued expenses and other payables	(2,041)	(4,135)
Other current liabilities	(135)	(1,811)
Net cash used in operating activities	(4,250)	(758)
Cash flows from investing activities:
Increase in demand loans included in other non-current assets	242	(33)
Repayment of loan from a related party	-	154
Cash received from property, plant and equipment sales	95	51
Payments to acquire property, plant and equipment (including $794 and $137 paid to related parties for the three months ended March 31, 2022 and 2021, respectively)	(1,024)	(3,267)
Payments to acquire intangible assets	(40)	(112)
Investment under the equity method	(4,724)	-
Purchase of short-term investments	(44,693)	(14,661)
Proceeds from maturities of short-term investments	1,801	9,873
Cash received from long-term investment	2,704	2,237
Net cash used in by investing activities	(45,639)	(5,758)
Cash flows from financing activities:
Proceeds from bank loans	16,088	12,569
Repayments of bank loans	(15,701)	(10,086)
Repayments of the borrowing for sale and leaseback transaction	(1,130)	(1,107)
Net cash (used in)/provided by financing activities	(743)	1,376
Effects of exchange rate on cash, cash equivalents and pledged cash	583	(884)
Net decrease in cash, cash equivalents and pledged cash	(50,049)	(6,024)
Cash, cash equivalents and pledged cash at beginning of the period	159,498	128,061
Cash, cash equivalents and pledged cash at end of the period	$109,449	$122,037